UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No. )

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Filed by a Party other than the Registrant	☐

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☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to §240.14a-12

Zevia PBC

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

15821 Ventura Blvd, Suite 145, Los Angeles, CA 91436

LETTER FROM PADDY SPENCE, OUR CHAIR AND CHIEF EXECUTIVE OFFICER

Dear Zevia Stockholders:

The 2022 Annual Meeting of Stockholders (the "Annual Meeting") of Zevia PBC, a Delaware public benefit corporation ("Zevia" or the "Company"), will be held at JW Marriott Santa Monica Le Merigot, located at 1740 Ocean Avenue in Santa Monica, California 90401 on Thursday, June 2, 2022 at 9:00 a.m., Pacific Time. The attached notice and Proxy Statement describe the formal business to be transacted at the meeting.

Details regarding the Annual Meeting, the business to be conducted at the Annual Meeting, and information about Zevia that you should consider when you vote your shares are described in the accompanying Proxy Statement.

The Annual Meeting is being held so that stockholders may consider the election of 3 Class I directors and the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022. The Board of Directors of the Company (the "Board") has determined that the matters to be considered at the Annual Meeting are in the best interests of the Company and its stockholders. For the reasons set forth in the Proxy Statement, the Board unanimously recommends a vote "FOR" each matter to be considered. Such other business will be transacted as may properly come before the Annual Meeting.

Pursuant to the U.S. Securities and Exchange Commission rules, we have elected to deliver our proxy materials to certain of our stockholders over the Internet. This delivery process allows us to provide stockholders with the information they need, while at the same time conserving natural resources and lowering the cost of delivery. On April 22, 2022, we intend to begin sending to our stockholders a Notice of Internet Availability of Proxy Materials (the "Notice") containing instructions on how to access our Proxy Statement for the Annual Meeting and our Annual Report on Form 10-K for the fiscal year ended December 31, 2021. The Notice also provides instructions on how to vote online or by telephone and how to receive a paper copy of the proxy materials by mail.

It is important that your shares be represented and voted at the Annual Meeting. Whether or not you plan to attend the Annual Meeting in person, we encourage you to submit your proxy as soon as possible.

On behalf of management and our Board of Directors, we thank you for your continued support of Zevia.

By Order of the Board of Directors,

Padraic L. Spence

Chief Executive Officer and Executive Chair of the Board of Directors

Los Angeles, California

April 22, 2022

i

15821 Ventura Blvd, Suite 145, Los Angeles, CA 91436

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

OF ZEVIA PBC

TIME:	9:00 a.m. Pacific Time
DATE:	Thursday, June 2, 2022
LOCATION:	JW Marriott Santa Monica Le Merigot, 1740 Ocean Avenue, Santa Monica, California 90401
RECORD DATE:	Close of business on April 12, 2022

ITEMS OF BUSINESS:

1. To elect 3 Class I members of Zevia PBC's Board of Directors (the "Board") named, and for the term described, in this Proxy Statement;

2. To ratify the appointment of Deloitte & Touche LLP as Zevia PBC's independent registered public accounting firm for the fiscal year ending December 31, 2022; and

3. To consider such other business as may properly come before the 2022 Annual Meeting of Stockholders (the "Annual Meeting") of Zevia PBC or any adjournment or postponement thereof.

Our Board recommends the approval of each of the first 2 proposals. Such other business will be transacted as may properly come before the Annual Meeting.

WHO MAY VOTE:

Only stockholders of record of our Class A common stock or Class B common stock at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. Further information regarding voting rights and the matters to be voted upon is presented in the accompanying Proxy Statement.

Your vote is important. Whether or not you plan to attend the Annual Meeting in person or not, we encourage you to vote and submit your proxy by Internet by following the instructions on the Notice of Internet Availability of Proxy Materials that you previously received to ensure the presence of a quorum. You may change or revoke your proxy at any time before it is voted at the Annual Meeting. If you participate in and vote your shares at the Annual Meeting, your proxy will not be used.

By Order of the Board of Directors,

Lorna R. Simms

Senior Vice President, General Counsel and Corporate Secretary

Los Angeles, California

April 22, 2022

ii

iii

ZEVIA PBC

15821 Ventura Blvd., Suite 145

Encino, CA 91436

PROXY STATEMENT

FOR THE 2022 ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION

Important Notice Regarding the Availability of Proxy Materials for the 2022 Annual Meeting of Stockholders to Be Held on June 2, 2022.

The Proxy Statement and Annual Report on Form 10-K for the fiscal year ended December 31, 2021 are available at www.proxyvote.com.

What Is the Purpose of These Proxy Materials?

We are making these proxy materials available to you in connection with the solicitation of proxies by the Board of Directors (the "Board") of Zevia PBC ("we," "us," "our," "Zevia," or the "Company") for use at the 2022 Annual Meeting of Stockholders (the "Annual Meeting") to be held on June 2, 2022 at 9:00 a.m. Pacific Time, or at any other time following adjournment or postponement thereof. You are invited to participate in the Annual Meeting and to vote on the proposals described in this Proxy Statement. The proxy materials are first being made available to our stockholders on or about April 22, 2022.

Why Did I Receive a Notice of Internet Availability of Proxy Materials?

Pursuant to U.S. Securities and Exchange Commission ("SEC") rules, we are furnishing the proxy materials to our stockholders primarily via the Internet instead of mailing printed copies. This process allows us to expedite our stockholders’ receipt of proxy materials, lower the costs of printing and mailing the proxy materials and reduce the environmental impact of our Annual Meeting. If you received a Notice of Internet Availability of Proxy Materials (the "Notice"), you will not receive a printed copy of the proxy materials unless you request one. The Notice provides instructions on how to access the proxy materials for the Annual Meeting via the Internet, how to request a printed set of proxy materials and how to vote your shares.

Who Can Vote?

We have 2 classes of common stock: Class A and Class B, each of which has 1 vote per share on all matters submitted to a vote of stockholders. Only stockholders of record of our Class A common stock and Class B common stock (together, the "Common Shares") at the close of business on April 12, 2022 (the "Record Date") are entitled to notice of, and to vote on, the proposals described in this Proxy Statement at the Annual Meeting. At the close of business on the Record Date, there were 38,890,238 shares of Class A common stock issued and outstanding and 28,142,350 shares of Class B common stock issued and outstanding. Holders of our Class A common stock and Class B common stock will vote together as a single class on all matters presented to our stockholders for their vote or approval, except as provided in our amended and restated certificate of incorporation or as otherwise required by applicable law. Stockholders are not permitted to cumulate votes with respect to the election of directors.

What Is the Difference between Holding Common Shares as a Registered Stockholder and as a Beneficial Owner?

Registered Stockholder: Common Shares Registered in Your Name

If your Common Shares are registered directly in your name with our transfer agent, American Stock Transfer and Trust Company, LLC, you are considered to be, with respect to those Common Shares, the registered stockholder, and these proxy materials are being sent directly to you by us.

Beneficial Owner: Common Shares Registered in the Name of a Broker, Fiduciary or Custodian

If your Common Shares are held by a broker, fiduciary or custodian, you are considered the beneficial owner of Common Shares held in "street name," and these proxy materials are being forwarded to you from that broker, fiduciary or custodian.

What Am I Voting on?

The proposals to be voted on at the Annual Meeting are as follows:

(1)
election of 3 Class I director nominees named, and for the term described, in this Proxy Statement to serve until their successors are duly elected and qualified ("Proposal 1");
(2)
ratification of the selection of Deloitte & Touche LLP ("Deloitte") as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2022 ("Proposal 2"); and
(3)
to consider such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

How Does the Board Recommend That I Vote?

The Board recommends that you vote your Common Shares "FOR" each director nominee in Proposal 1 and "FOR" Proposal 2.

What If Another Matter Is Properly Brought before the Annual Meeting?

As of the date of filing this Proxy Statement, the Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named as proxies in the proxy card to vote on such matters in accordance with their best judgment.

What Does It Mean If I Receive More Than One Set of Proxy Materials?

If you receive more than one set of proxy materials, your Common Shares may be registered in more than one name or held in different accounts. Please cast your vote with respect to each set of proxy materials that you receive to ensure that all of your Common Shares are voted.

How Do I Vote?

Registered Stockholder: Common Shares Registered in Your Name

If you are the registered stockholder, you may vote your Common Shares by proxy in advance of the Annual Meeting by Internet (at www.proxyvote.com) or, if you requested paper copies of the proxy materials, by completing and mailing a proxy card or by telephone (at 1-800-690-6903). Even if you plan to attend the Annual Meeting, we recommend that you also submit your vote in advance so that your vote will be counted if you later decide not to, or are unable to attend the Annual Meeting. You may also attend the Annual Meeting and vote in person.

Beneficial Owner: Common Shares Registered in the Name of a Broker, Fiduciary or Custodian

If you are the beneficial owner, you may vote your Common Shares online or by returning your voting instruction form, or you may direct your broker, fiduciary or custodian how to vote your Common Shares in advance of the Annual Meeting by following the instructions they provide. If you are the beneficial owner and attend the Annual Meeting, you must obtain a "legal proxy" from the bank, brokerage firm, or other nominee that holds your Common Shares in order to vote your Common Shares at the meeting.

What Happens If I Do Not Vote?

Registered Stockholder: Common Shares Registered in Your Name

If you are the registered stockholder and do not plan to attend the Annual Meeting, you should vote by proxy using the enclosed proxy card or vote by proxy via telephone or the Internet. If you do not vote by proxy or in person at the Annual Meeting, your Common Shares will not be voted at the Annual Meeting and will not be counted toward the quorum requirement.

Beneficial Owner: Common Shares Registered in the Name of a Broker, Fiduciary or Custodian

If you are the beneficial owner and do not direct your broker, fiduciary or custodian how to vote your Common Shares, your broker, fiduciary or custodian will only be able to vote your Common Shares with respect to proposals considered to be "routine" (which we expect includes Proposal 2). Your broker, fiduciary or custodian is not entitled to vote your Common Shares with respect to "non-routine" proposals (which we expect includes Proposal 1), which we refer to as a "broker non-vote." Even with respect to routine matters, some brokers are choosing not to exercise discretionary voting authority. As a result, we urge you to direct your broker, fiduciary or custodian how to vote your Common Shares to ensure that your vote is counted.

What If I Sign and Return a Proxy Card or Otherwise Vote but Do Not Indicate Specific Choices?

Registered Stockholder: Common Shares Registered in Your Name

The Common Shares represented by each signed and returned proxy will be voted at the Annual Meeting by the persons named as proxies in the proxy card in accordance with the instructions indicated on the proxy card. However, if you are the registered stockholder and sign and return your proxy card without giving specific instructions, the persons named as proxies in the proxy card will vote your Common Shares in accordance with the recommendations of the Board. Your shares will be counted toward the quorum requirement.

Beneficial Owner: Common Shares Registered in the Name of a Broker, Fiduciary or Custodian

If you are the beneficial owner and sign and return your voting instruction form without giving specific instructions, your broker, fiduciary or custodian will only be able to vote your shares with respect to proposals considered to be "routine." Your broker, fiduciary or custodian is not entitled to vote your Common Shares with respect to "non-routine" proposals, resulting in a broker non-vote with respect to such proposals.

Can I Change My Vote after I Submit My Proxy?

Registered Stockholder: Common Shares Registered in Your Name

If you are the registered stockholder, you may revoke your proxy at any time before the final vote at the Annual Meeting in any of the following ways:

(1)	You may complete and submit a new proxy card, but it must bear a later date than the original proxy card;

(2)	You may submit new proxy instructions via telephone or the Internet;

(3)	You may send a timely written notice that you are revoking your proxy to our Corporate Secretary at the address set forth on the first page of this Proxy Statement; or

(4)	You may vote by attending the Annual Meeting. However, your attendance at the Annual Meeting will not, by itself, revoke your proxy. You should request a ballot at the Annual Meeting.

Your last submitted vote is the one that will be counted.

Beneficial Owner: Common Shares Registered in the Name of a Broker, Fiduciary or Custodian

If you are the beneficial owner, you must follow the instructions you receive from your broker, fiduciary or custodian with respect to changing your vote.

What Is the Quorum Requirement?

The holders of a majority of the Common Shares outstanding and entitled to vote at the Annual Meeting must be present at the Annual Meeting, either in person or represented by proxy, to constitute a quorum; provided however, that where a separate vote by a class or series or classes or series is required, a majority of the voting power of the stock of such class or series or classes or series outstanding and entitled to vote on that matter, present in person or represented by proxy, constitutes a quorum entitled to take action with respect to such matter. A quorum is required to transact business at the Annual Meeting.

Your Common Shares will be counted toward the quorum only if you submit a valid proxy (or a valid proxy is submitted on your behalf by your broker, fiduciary or custodian) or if you attend the Annual Meeting and vote. Abstentions and broker non-votes will be counted toward the quorum requirement. If there is no quorum, the chairperson of the Annual Meeting or the holders of a majority of Common Shares present at the Annual Meeting, either personally or by proxy, may adjourn or recess the Annual Meeting until a quorum is present or represented.

How Many Votes Are Required to Approve Each Proposal and How Are Votes Counted?

Votes will be counted by Broadridge Financial Solutions, the Inspector of Elections appointed by the Board for the Annual Meeting.

Proposal 1: Election of Directors

We have adopted a majority voting standard for director elections. Each nominee for election as a director in an "uncontested election" (as is the case for the Annual Meeting), as described in our amended and restated bylaws (the "Bylaws"), will be elected as a director at the Annual Meeting if the number of votes cast for the nominee's election exceeds the number of votes cast against the nominee's election. Abstentions and broker non-votes will not be counted as votes cast on the matter and will have no effect on the outcome of the election. We have also adopted a director resignation policy that applies to any director who does not receive a majority of the votes cast. We do not have cumulative voting rights for the election of directors.

Proposal 2: Ratification of Selection of Independent Registered Public Accounting Firm

The affirmative vote of at least a majority of Common Shares present or represented at the Annual Meeting is required for the ratification of the appointment of Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2022. Abstentions have the same effect as a vote "AGAINST" the matter. Broker non-votes, if any, will have no effect on the outcome.

Who Is Paying for This Proxy Solicitation?

We will pay the costs associated with the solicitation of proxies, including the preparation, assembly, printing and mailing of the proxy materials. We may also reimburse brokers, fiduciaries or custodians for the cost of forwarding proxy materials to beneficial owners of Common Shares held in "street name." Our employees, officers and directors may solicit proxies in person or via telephone or the Internet. We will not pay additional compensation to our employees, officers, and directors for any of these services.

How Can I Find out the Voting Results?

We expect to announce preliminary voting results at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K to be filed with the SEC within 4 business days after the Annual Meeting.

Delivery of Documents to Stockholders Sharing an Address, or "Householding"

SEC rules permit companies and intermediaries, such as brokers, to send a single set of proxy materials, including the Notice of Internet Availability of Proxy Materials, this Notice and Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, to any household at which 2 or more stockholders reside if we believe they are members of the same family, until such time as one or more of these stockholders notifies us that they wish to receive individual copies. This process is called "householding" and its purpose is to help reduce printing and mailing costs of proxy materials, as well as conserve natural resources.

This year, a number of brokers with account holders who are our stockholders will be householding our proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address. Your broker will continue householding until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, or if your household is receiving multiple copies and you wish to request that future deliveries be limited to a single copy, notify your broker. If you would like to request additional copies of the proxy materials, please send a written request to our Corporate Secretary at the address set forth on the first page of this Proxy Statement, visit www.proxyvote.com, or call 1-800-579-1639 and we will promptly provide them to you.

Availability of Additional Information

We will provide, free of charge, a copy of our Annual Report on Form 10-K for the year ended December 31, 2021, including exhibits, on the written or oral request of any stockholder of the Company. Please send a written request to our Corporate Secretary at the address set forth on the first page of this Proxy Statement or call the number above.

Forward-Looking Statements.

This Proxy Statement and other Company communications may contain forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Reform Act"), that involve risks and uncertainties. These forward-looking statements include both historical information and other information that can be used to infer future performance. While certain information has specifically been identified as being forward-looking in the context of its presentation, we caution you that, with the exception of information that is historical, all the information contained in this Proxy Statement should be considered to be "forward-looking statements" as referred to in the Reform Act. Without limiting the generality of the preceding sentence, any time we use the words "estimate," "project," "intend," "expect," "believe," "anticipate," "continue," and similar expressions, we intend to clearly express that the information deals with possible future events and is forward-looking in nature.

Significant factors that could impact our future results are described in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K filed with the SEC. We assume no obligation (and specifically disclaim any such obligation) to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

PROPOSAL 1: ELECTION OF DIRECTORS

Our Board is currently comprised of 10 members. Our amended and restated certificate of incorporation provides that our Board consists of 3 staggered classes of directors designated as Class I, Class II, and Class III. At the Annual Meeting, 3 Class I directors will be elected for a 3-year term. Each director’s term continues until the election and qualification of his or her successor, or until his or her office is otherwise vacated.

Upon recommendation by our Nominating and Enterprise Risk Management Committee ("Nominating Committee"), the Board has nominated Andrew "Andy" Ruben, Padraic "Paddy" L. Spence, and Amy E. Taylor for election for a term of 3 years (through the 2025 annual meeting of stockholders) and until their successors have been duly elected and qualified, or until their office is otherwise vacated. Each of the director nominees has served on our Board since prior to our initial public offering ("IPO") in 2021.

Director Nominees

Biographical and other information regarding our director nominees, including the skills and experience considered by our Nominating Committee in determining to recommend them as nominees, is set forth below.

Andrew "Andy" Ruben. Mr. Ruben has served as a member of our Board since the completion of our IPO. He previously served as a member of the Zevia LLC board of directors from December 2020 through the date of the IPO. Mr. Ruben is the founder, and since March 2012 has served as Chief Executive Officer and director of Trove Recommerce, Inc. ("Trove"), a company that provides technology, logistics and expertise for apparel resale. Prior to Trove, from March 2002 to February 2012, Mr. Ruben served in various roles at Walmart Inc. ("Walmart"), a multinational retail corporation, including as Vice President of Corporate Strategy, Chief Sustainability Officer, Vice President of Private Brand Strategy and Operations, and Vice President of Omni-Channel. During his time at Walmart, he led a number of transformational efforts, including overseeing global corporate strategy, launching Walmart’s sustainability efforts and leading omnichannel and e-commerce efforts. He is a TED speaker and has been recognized professionally as the Sam M. Walton Entrepreneur of the Year, a Retailing Rising Star by Chain Store Age and a 40 Under 40 Business Leader. Mr. Ruben currently serves on the Competitive Council at Cerberus Capital Management. Mr. Ruben earned his B.S. in Engineering and his M.B.A. from Washington University in St. Louis. Mr. Ruben is qualified to serve on our Board as a result of his extensive experience in the retail and consumer packaged goods industry as well as his leadership in corporate sustainability initiatives, including his experience as Chief Executive Officer of Trove.

Padraic "Paddy" L. Spence. Mr. Spence has served as the Chair of the Board and Chief Executive Officer since the completion of our IPO. He previously served as a member of the Zevia LLC board of directors from September 2010, when he acquired the company, through the date of the IPO. Mr. Spence is a 30-year veteran of the natural and organic products industry. From 2005 to 2009, he served as President of Levlad, a personal care manufacturer known for its natural brand Nature’s Gate. Prior to Levlad, Mr. Spence founded SPINS, LLC ("SPINS"), a market research firm for the natural products industry, and served as its Chief Executive Officer from 1995 to 2003, then its Chair until 2004, when it was sold to private investors. As the Chief Executive Officer of SPINS, he tracked the sales of more than 300,000 natural and organic products. From 1992 to 1995, Mr. Spence served as Vice President of Sales and Marketing for the Kashi Company, a manufacturer of natural cereals. He has also held positions at Harvard Business School’s Division of Research, the Center for Leadership and Career Studies at Emory University, and within the United Parcel Service’s International Marketing department. He previously served as lead independent director for Physicians Formula Inc., a cosmetics company. Mr. Spence earned his A.B. from Harvard College and his M.B.A. from Harvard Business School. Mr. Spence is qualified to serve on our Board as a result of his unique knowledge of our business, his prior experience as a director in a range of public and private companies and his deep experience in the natural and organic products industry.

Amy E. Taylor. Ms. Taylor has served as our President and member of the Board since the completion of our IPO. She previously served as a member of the Zevia LLC board of directors from March 2021 through the date of the IPO. From February 2000 to July 2020, Ms. Taylor served in various roles at Red Bull, an energy drink company, including as President and Chief Marketing Officer from 2018 to 2020, Executive Vice President and General Manager for the East Business Unit from 2012 to 2018, and Vice President of Marketing from 2007 to 2012. During her time at Red Bull, she led the brand’s overall strategic marketing and positioning in the United States, and drove sales and marketing collaborations across 12 regions to deliver record-level growth and market share. Prior to joining Red Bull, Ms. Taylor worked in sports marketing for 6 years. Ms. Taylor earned her B.A. from James Madison University and has completed the Executive Development Program at the Wharton School of the University of Pennsylvania. Ms. Taylor is qualified to serve on our Board as a result of her deep experience in the beverage industry, as well as her experience advising on marketing and environmental, social, and governance ("ESG") matters.

Board Recommendation

The Board recommends a vote FOR the election of each of the director nominees set forth above.

PROPOSAL 2: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has appointed Deloitte as our independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2022. Deloitte has served as our independent registered public accounting firm since our IPO. In this Proposal 2 we are asking stockholders to vote to ratify this selection. Representatives of Deloitte are expected to be present at the Annual Meeting. They will have the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions from stockholders.

Stockholder ratification of the selection of Deloitte as the Company’s independent registered public accounting firm is not required by law or our Bylaws. However, we are seeking stockholder ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, the Audit Committee will reconsider its selection. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the selection of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

Principal Accountant Fees and Services

The following table summarizes the audit fees billed and expected to be billed by Deloitte for the indicated fiscal years and the fees billed by Deloitte for all other services rendered during the indicated fiscal year. All services associated with such fees were pre-approved by our Audit Committee in accordance with the "Pre-Approval Policies and Procedures" described below. Fees presented in thousands.

	Year Ended December 31,
Fee Category	2021	2020
Total Audit Fees (1)	$2,742	$213
Audit-Related Fees (2)	$-	$-
Tax Fees (3)	$409	$9
All Other Fees (4)	$-	$32
Total Fees	$3,151	$254

______________________

(1)

Consists of aggregate fees billed: $1,958 for professional services and procedures associated with the Company's IPO, including documents filed with the SEC; engagement-related expenses, including technology and administrative charges; and professional services rendered for the audits of the Company's annual financial statements and review of quarterly financial statements, and advice on accounting matters directly related to the audit and audit services.

(2)	Consists of fees for audits and reviews not required under securities laws, as well as accounting consultations, compilations, and other assurance-related services.
(3)	Consists of fees for professional services related to preapproved tax compliance and tax consulting services.
(4)	Consists of fees for preapproved professional services rendered for advice and recommendations regarding the Company's ESG processes and practices.

Pre-Approval Policies and Procedures

Under the Company's Audit and Non-Audit Services Pre-Approval Policy (the "Policy"), the Audit Committee will approve, in advance, all audit and permissible non-audit services to be provided by Deloitte and update, as appropriate, policies and procedures for the pre-approval of audit and permissible non-audit services to be provided by Deloitte, to assure that these services do not impair Deloitte's independence.

The Policy is reviewed from time to time in light of regulatory changes, developments in the Company's business and other factors. Management must obtain the specific prior approval of the Audit Committee for each engagement of our auditor to perform other audit-related or non-audit services. The Audit Committee does not delegate its responsibility to approve services performed by our auditor to any member of management. The Audit Committee has delegated authority to the Audit Committee chair to pre-approve any audit or non-audit service to be provided to us by our auditor, provided that the fees for such services do not exceed $500,000. Any pre-approval of services by the Audit Committee chair pursuant to this delegated authority must be reported to the Audit Committee at its next regularly scheduled meeting.

Report of the Audit Committee

The Audit Committee has reviewed and discussed with management the audited financial statements for the fiscal year ended December 31, 2021. The Audit Committee has discussed with Deloitte, our independent registered public accounting firm, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board ("PCAOB"), including Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the PCAOB, and the SEC. The Audit Committee has also received the written disclosures and the letter from Deloitte required by applicable requirements of the PCAOB regarding the firm’s communications with the Audit Committee concerning independence and has discussed with Deloitte the firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board that the audited financial statements be included in our 2021 Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

Submitted by the Audit Committee of the Board:

Julie G. Ruehl (Chair)

Brian W. McGuigan

Philip H. O’Brien

Rosemary L. Ripley

Board Recommendation

The Board recommends a vote FOR the ratification of selection of independent registered public accounting firm.

CORPORATE GOVERNANCE

Our business affairs are managed under the direction of our Board. Our Board has adopted a set of Principles of Corporate Governance as a framework for the governance of the Company, which is posted on our website located at https://investors.zevia.com, under "Corporate Governance."

Board Composition

Our Board consists of 10 directors. In accordance with our amended and restated certificate of incorporation and Bylaws, the number of directors on our board of directors will be determined from time to time by the Board. Each director is to hold office until the next election of the class for which such director shall have been chosen and until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal. Vacancies and newly created directorships on the Board may be filled at any time by the remaining directors, whether resulting from an increase in the number of directors or the death, removal or resignation of a director.

Although we have a staggered board, which our Board believes is appropriate in the short-to-medium term for a recent public company, to balance stockholder interests in the long term and as a matter of good corporate governance we have adopted an automatic 6-year sunset. Our amended and restated certificate of incorporation and Bylaws provide that any director may only be removed by the affirmative vote of at least 66 2/3% of the voting power of our outstanding Common Shares and, until the annual meeting of stockholders to be held in 2027, only for cause. Our amended and restated certificate of incorporation provides that the Board is divided into 3 classes of directors, with staggered 3-year terms, with the classes to be as nearly equal in number as possible. As a result, approximately 1/3 of the Board will be elected each year. The classification of directors has the effect of making it more difficult for stockholders to change the composition of the Board. Commencing with the annual meeting of stockholders to be held in 2027, directors of each class the term of which shall then expire shall be elected to hold office for a 1-year term.

The table below provides summary information about each of our current directors, including 3 Class I nominees for election at the Annual Meeting.

Name	Age	Class	Term Expiration	Position	Committee Membership
Jacqueline J. Hayes	54	III	2024	Director	Nominating and Enterprise Risk Management Committee Environmental, Social and Governance Committee
Brian W. McGuigan (1)	46	I	2022	Director	Audit Committee Environmental, Social and Governance Committee
Philip H. O'Brien	37	III	2024	Lead Independent Director	Audit Committee Compensation Committee Nominating and Enterprise Risk Management Committee
Rosemary L. Ripley	67	II	2023	Director	Audit Committee Environmental, Social and Governance Committee
Andrew "Andy" Ruben	49	I	2022	Director	Nominating and Enterprise Risk Management Committee Environmental, Social and Governance Committee
Julie G. Ruehl	56	III	2024	Director	Audit Committee Compensation Committee
Justin Shaw	52	II	2023	Director	Compensation Committee Nominating and Enterprise Risk Management Committee
Padraic "Paddy" L. Spence	54	I	2022	Chief Executive Officer and Executive Chair of the Board of Directors
Amy E. Taylor	50	I	2022	President and Director
Quincy B. Troupe	56	II	2023	Director	Nominating and Enterprise Risk Management Committee Environmental, Social and Governance Committee

______________________

(1)

On April 5, 2022, Mr. McGuigan notified the Company of his decision not to stand for reelection to the Board at the Annual Meeting. Mr. McGuigan will continue to serve as a director until the expiration of his term at the Annual Meeting. Effective upon the election of directors at the Annual Meeting, the size of the Board will be reduced to 9 directors and the size of Class I will be reduced to 3 directors.

Class II Directors Continuing in Office

Rosemary L. Ripley. Ms. Ripley has served as a member of our Board since the completion of our IPO. She previously served as a member of the Zevia LLC board of directors from February 2012 through the date of the IPO. She has worked at NGEN Partners, a growth equity investment firm, since November 2006, and currently serves as Managing Director. From 1990 to 2005, Ms. Ripley worked at the Altria Group where she accelerated growth at Kraft Foods and Miller Brewing Company through expansionary growth plans and transformative acquisitions. Prior to joining the Altria Group, she worked as an investment banker at Furman Selz and L.F. Rothschild, Unterberg, Towbin. She co-founded Circle Financial Group (now known as Circle Wealth Management), a multi-family investment advisory firm, where she served as Managing Director from March 2005 to October 2006. Ms. Ripley has served on numerous private company boards. From 2010 until 2021 she served as a member of the board of directors of Nlyte Software, a software company for data centers. She currently sits on the Supervisory Board of Heineken, NV, a brewing company. She also sits on the advisory board of the Yale Center for Business and the Environment and chairs the board of the Ripley Waterfowl Conservancy. Ms. Ripley earned her B.A. and M.B.A. from Yale University. Ms. Ripley is qualified to serve on our Board as a result of her extensive growth equity investment experience, experience in the food and beverage industry and board and governance experience in the beverage space.

Justin Shaw. Mr. Shaw has served as a member of our Board since the completion of our IPO. He previously served as a member of the Zevia LLC board of directors from December 2020 through the date of our IPO. Mr. Shaw has been designated as a director by CDPQ and has served as its Operating Partner, Private Equity, Americas since October 2019. Prior to CDPQ, he served as a Senior Operating Executive at Cerberus Capital Management for 18 years, where he worked with portfolio companies in various sectors, including aerospace, healthcare, energy, financial services and cybersecurity. Prior to joining Cerberus Capital Management, Mr. Shaw served in senior management roles including as Vice President, Strategy and Supply Chain at the Keane Group, interim Chief Financial Officer at Root9B, Director of Strategy and Development, then Vice President and General Manager at Rosenbluth Interactive. He has also held various leadership positions at IMS Health, Dun and Bradstreet and AlliedSignal. He began his career as a management consultant at Boston Consulting Group. Mr. Shaw currently serves on the boards of directors of Clarios, a business services and industrials company, Suez Water Technologies and Solutions, a water treatment company, Cardone Industries, an automotive parts manufacturer, and Shaw Media, a media company. He previously served on the boards of Navistar Defense, LLC, a military vehicle company, and Root9B LLC, a cybersecurity company. Mr. Shaw earned his B.S. from Harvard University and his M.B.A. from Harvard Business School. Mr. Shaw is qualified to serve on our Board as a result of his experience as an investor in a range of consumer-facing businesses, including serving as Chairman of retailer Save A Lot.

Quincy B. Troupe. Mr. Troupe has served as a member of our Board since the completion of our IPO. He previously served as a member of the Zevia LLC board of directors from June 2021 through the date of the IPO. Mr. Troupe has served as Senior Vice President of Supply Chain at The Boston Beer Company, a beer brewery, since January 2016. At Boston Beer, he led a multi-year capacity and capability expansion program that enabled Boston Beer to more than double in size and become one of the fastest growing beverage companies in the world, and he contributed to the significant annual savings to help fuel Boston Beer’s continued growth. Mr. Troupe is a 25-year veteran of the consumer packaged goods, food and beverage industry, and has served in a variety of roles including in manufacturing, engineering, supply chain strategy and planning, human resources and enterprise shared services. From 2010 to 2015, he served as Vice President of Supply Chain and subsequently, Vice President of Manufacturing and Supply Chain Strategy for the Pepperidge Farm brand at Campbell Soup Company, a packaged food company. Prior to Campbell Soup, from 1997 to 2010, Mr. Troupe served in various roles at Mars, Incorporated, a packaged food company, including most recently, as Director of Mars Chocolate Innovation and Operating Systems. From 1994 to 1997, Mr. Troupe served as Shift Site Manager and subsequently, Process and Packaging Area Manager at Abbott Laboratories, a medical device company. Mr. Troupe earned his B.S. in Mechanical Engineering from the State University of New York at Stony Brook. Mr. Troupe is qualified to serve on our Board as a result of his extensive experience in the packaged food industry across a variety of roles, including in supply chain strategy and manufacturing.

Class III Directors Continuing in Office

Jacqueline J. Hayes. Ms. Hayes has served as a member of our Board since the completion of our IPO. She previously served as a member of the Zevia LLC board of directors from March 2021 through the date of the IPO. Ms. Hayes has served as Executive Vice President and General Counsel of Warner Media, LLC, a media and entertainment company, since August 2019. At Warner Media, Ms. Hayes is chief counsel to 3 business units including Direct-to-Consumer, Sales and Distribution, and Technology and Operations. Prior to Warner Media, Ms. Hayes served as Senior Vice President and General Counsel of Warner Bros. Home Entertainment Inc., a home video distribution division of Warner Bros. Entertainment, from January 1998 to August 2019. Ms. Hayes served as an associate at several law firms, including Troop Meisinger Steuber and Pasich from January 1996 to January 1998, Goulston and Storrs, P.C. from July 1994 to December 1995, and Moses and Singer from September 1992 to June 1994. Ms. Hayes earned her B.A. from Harvard College and her J.D. from Harvard Law School. Ms. Hayes is qualified to serve on our Board as a result of her broad legal and corporate risk management experience in a consumer-facing business across a variety of business areas, including litigation, corporate securities, cyber and IT risk, and corporate governance.

Philip H. O'Brien. Mr. O’Brien has served as a member and Lead Independent Director of our Board since the completion of our IPO. He previously served as a member of the Zevia LLC board of directors from December 2020 through the date of the IPO. Since September 2021, Mr. O’Brien has served on the board of directors of Wizeline, Inc, a global technology services company. Mr. O’Brien has been designated as a director by Caisse de Dépôt et Placement du Québec (CDPQ), an institutional investor based in Quebec, Canada, and has served as Senior Director, Private Equity at CDPQ U.S. Inc., a subsidiary of CDPQ, since June 2019. Mr. O’Brien leads direct technology and consumer private equity investing for CDPQ in the U.S. and is based out of New York. Prior to CDPQ, Mr. O’Brien worked from April 2014 to May 2019 at the Abu Dhabi Investment Council (“ADIC”), a sovereign wealth fund, where he served as a Principal and led the firm’s North American direct Private Equity investing activities. Prior to ADIC, Mr. O’Brien worked in private equity investment at Levine Leichtman Capital Partners and The Carlyle Group’s U.S. Buyout Fund. He was also an investment banker within Deutsche Bank Securities’ Industrials Group. Mr. O’Brien previously served on the board of directors of Hilco Trading, LLC, an investment company, from October 2019 to August 2021. Mr. O’Brien earned his B.A. in Economics from Princeton University and his M.B.A. from Columbia Business School. He is also a Chartered Financial Analyst (CFA). Mr. O'Brien is qualified to serve on our Board as a result of his extensive investment and finance experience, as well as his experience in a range of companies in the consumer space.

Julie G. Ruehl. Ms. Ruehl has served as a member of our Board since the completion of our IPO. She previously served as a member of the Zevia LLC board of directors from March 2021 through the date of the IPO. Ms. Ruehl most recently served as the Chief Financial Officer of Fly Leasing Limited, a global commercial aircraft leasing company, from August 2017 until its acquisition by Carlyle Aviation Partners in August 2021. From November 2011 to December 2015, Ms. Ruehl served as the Vice President and Chief Accounting Officer for Big Heart Pet Brands and for its predecessor, Del Monte Corporation, then one of the country’s largest producers, distributors and marketers of premium quality, branded pet products and food products for the U.S. retail market. From May 2005 to October 2011, Ms. Ruehl served in senior financial positions with Del Monte Corporation and its parent, Del Monte Foods Company. From 2002 to 2005, Ms. Ruehl served in a senior financial position with Sanmina Corporation, a global provider of electronics manufacturing services, prior to which she served as an Audit Partner at Arthur Andersen LLP. In March 2022, Ms. Ruehl was appointed to the board of Wine.com, the nation's leading online wine retailer, and has been appointed as chair of the audit committee. In November 2021, Ms. Ruehl was appointed to the board of Wizeline, Inc., a global technology services company, and has been appointed as chair of the audit committee. Ms. Ruehl earned her B.S. in Accounting from Louisiana State University. Ms. Ruehl is qualified to serve on our Board as a result of her financial expertise, including her experience as Chief Financial Officer of Fly Leasing, and extensive experience in the consumer packaged goods industry.

Director Nomination Process

Pursuant to the Principles of Corporate Governance, the Nominating Committee seeks to create a board of directors that represents diversity as to age, race, gender, ethnicity, and sexual orientation. While the Board does not have a formal diversity policy, the Board is committed to a diversified membership. The Nominating Committee considers the Board's overall composition when seeking a potential new candidate, including whether the Board has an appropriate combination of professional experience, skills, knowledge, and variety of viewpoints and backgrounds in light of the Company's current and future business needs. The Nominating Committee also considers, among others, the character, expertise, sound judgment, ability to make independent analytical inquiries, business experiences, understanding of the Company's business environment, ability to make time commitments to the Company, demonstrated teamwork, and the ability to bring unique and diverse perspectives and understandings to the Board.

Role and Responsibilities of the Board

The Board, which is elected by the Company’s stockholders, oversees the management of the Company and its business. The Board selects the senior management team, which is responsible for operating the Company’s day-to-day business, and monitors the performance of senior management. Consistent with the oversight function of the Board, the Board’s core responsibilities include:

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Assessing the performance of the Chief Executive Officer (the "CEO") and other senior management and setting their compensation.
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Planning for CEO and senior management succession and overseeing senior management development.
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Reviewing the Company’s strategies and monitoring their implementation and results.
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Overseeing the integrity of the Company’s financial statements and the Company’s financial reporting process.
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Overseeing the Company’s processes for assessing and managing risk.
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Overseeing legal and regulatory compliance.
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Engaging in succession planning for the Board and key leadership roles on the Board and its committees.
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Nominating the Company’s director candidates and appointing committee members.
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Shaping effective corporate governance.
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Overseeing the Company’s commitment to its public benefit purpose and the performance of its ESG initiatives.
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Providing advice and counsel to management regarding significant issues facing the Company and reviewing and approving significant corporate actions.

Board Leadership Structure

We do not have a formal policy regarding whether the role of the Chair and CEO should be separate or combined. Our Board has determined that we should maintain the flexibility to select the Chair and CEO and reorganize the leadership structure, from time to time, based on criteria that are in the Company’s best interests and the best interests of our stockholders and stakeholders. Accordingly, our Board may periodically review its leadership structure to evaluate whether the structure remains appropriate for the Company.

The Chair of the Board ("Chair") currently is not an independent director, and the Board has designated a Lead Independent Director. The Board has designated Mr. Spence, our CEO, to serve as Chair. Mr. Spence’s familiarity with the Company and extensive knowledge of our industry qualifies him to serve as Chair and combining the roles of CEO and Chair allows Mr. Spence to drive strategy and agenda setting at the board level while maintaining responsibility for executing that strategy as CEO. In addition, Mr. O'Brien has been designated by the Board to serve as Lead Independent Director. In accordance with our Principles of Corporate Governance, in such role, Mr. O’Brien has responsibility for: (a) presiding at meetings of the Board at which the Chair is not present, including executive sessions of the independent directors; (b) approving information sent to the Board; (c) approving the agenda and schedule for Board meetings to provide that there is sufficient time for discussion of all agenda items; (d) serving as liaison between the Chair and the independent directors; (e) being available for consultation and communication with major stockholders upon request; and (f) performing such other designated duties as the Board may determine from time to time.

Risk Oversight

Our Board, as a whole and at the committee level, has oversight responsibility relating to risks that could affect the corporate strategy, business objectives, compliance, operations and the financial condition and performance of the Company. In particular, the Nominating Committee is responsible for overseeing our risk management processes and advising the Board on risk management policies and procedures. In addition, the Nominating Committee receives advice and assistance from the Audit Committee with respect to the assessment of the adequacy of our risk management framework and the identification of financial and non-financial risks, from the Compensation Committee with respect to the identification of risks related to compensation and human capital management and from the Environmental, Social and Governance Committee ("ESG Committee") with respect to the identification of risks related to sustainability and corporate social responsibility matters. Our Board focuses its oversight on the most significant risks facing the Company and on its processes to identify, prioritize, assess, manage and mitigate those risks. Our Board and its committees receive regular reports from members of the Company’s senior management on areas of material risk to the Company, including strategic, operational, financial, legal and regulatory risks. While our Board has an oversight role, management is principally tasked with direct responsibility for management and assessment of risks and the implementation of processes and controls to mitigate their effects on the Company.

Director Independence

The Board has affirmatively determined that each of Jacqueline J. Hayes, Brian W. McGuigan, Philip H. O’Brien, Rosemary L. Ripley, Andy Ruben, Julie G. Ruehl, Justin Shaw and Quincy B. Troupe do not have relationships that would interfere with the exercise of their independent judgment in carrying out the responsibilities as a director and each qualify as "independent directors" as such term is defined by the applicable rules and regulations of the New York Stock Exchange ("NYSE"). In making these determinations, the Board considered current and prior relationships of each non-employee director with Zevia and all other facts and circumstances deemed relevant in determining their independence, including beneficial ownership of our capital stock by each non-employee director and the transactions involving them.

Criteria for Board Membership

The Nominating Committee considers and makes recommendations to the Board regarding the size, structure, composition and functioning of the Board. In addition, the Nominating Committee engages in succession planning for the Board and key leadership roles on the Board and its committees. The Nominating Committee is also responsible for establishing and overseeing processes and procedures for the selection and nomination of directors, and for developing and recommending Board membership criteria to the Board for approval and periodically reviewing these criteria. The Board’s criteria include leadership experience; financial expertise; food, beverage or consumer products industry experience;

branding, sales and marketing experience; logistics and distribution experience; a demonstrated commitment to sustainability, including ESG matters; a demonstrated commitment to representing the long‐term interests of the Company’s stakeholders consistent with the Company’s public benefit corporation status; and ability to bring unique and diverse perspectives and understandings to the Board. The Nominating Committee evaluates the composition of the Board annually to assess the skills and experience that are currently represented on the Board as a whole, and in individual directors, as well as the skills and experience that the Board may find valuable in the future.

The Nominating Committee reviews the qualifications of director candidates and incumbent directors in light of criteria approved by the Board and recommends the Company’s candidates for nomination to the Board for election by the Company’s stockholders at the annual meeting. The Nominating Committee also considers director candidates recommended by Company stockholders in accordance with the procedures set forth in the Bylaws and evaluates them in the same manner as it evaluates candidates recommended from other sources.

Board Diversity

The Board actively seeks to achieve a diversity of occupational and personal backgrounds on the Board, including diversity with respect to demographics such as gender, race, ethnic and national background, geography, age and sexual orientation and unique and diversified perspectives. As part of the search process for each new director, the Nominating Committee includes women and minorities in the pool of candidates (and instructs any search firm the Committee engages to do so), and interviews at least 1 woman and 1 minority candidate.

In 2021, our Board consisted of individuals with diverse and complementary financial, governance and regulatory, industry, and public company operating expertise. Currently, the Board is made up of 4 women, 4 minorities (including diversity of ethnic background and country of origin, and sexual orientation), and 8 independent directors. Of our 10 directors, 1 is age 61+, 5 are 51-60, and 4 under age 51.

Board Committees

Our Board's 4 standing committees are the Audit Committee, Compensation Committee, ESG Committee, and Nominating Committee, each of which has the composition and responsibilities described below. Members serve on these committees until their resignation or until otherwise determined by our Board. Each of these committees is empowered to retain outside advisors as it deems appropriate, regularly reports its activities to the full Board and has a written charter, which are posted on our website located at https://investors.zevia.com, under "Governance."

Audit Committee

The primary audit function responsibilities of our Audit Committee are to oversee the accounting and financial reporting processes of the Company, including the audits of the Company's financial statements and the integrity of the financial statements, and the performance of our internal audit function and external audit processes. The Audit Committee also oversees the Company's compliance with legal and regulatory requirements and ethical standards adopted by the Company, and assists the Board in fulfilling its oversight responsibilities by reviewing the financial information provided to stockholders and others, and the system of internal controls established by management and the Board. The Audit Committee oversees the independent auditors, including their independence and objectivity. However, committee members do not act as professional accountants or auditors, and their functions are not intended to duplicate or substitute for the activities of management, or the independent auditors. The Audit Committee is able to approve the fees and other retention terms of its advisors.

Brian W. McGuigan, Philip H. O’Brien, Rosemary L. Ripley, and Julie G. Ruehl currently serve as members of our Audit Committee. Ms. Ruehl qualifies as an "audit committee financial expert" as such term is defined under the rules of the SEC implementing Section 407 of the Sarbanes-Oxley Act of 2002. Each of Mr. McGuigan, Ms. Ripley and Ms. Ruehl are financially literate and qualify as "independent" for purposes of Rule 10A-3 of the Exchange Act and under the listing standards of the NYSE. No member serves on the audit committee of more than 2 public company boards.

Compensation Committee

The primary responsibility of our Compensation Committee is to assist the Board in discharging its responsibilities relating to compensation and other benefits for the Company's employees, officers and independent directors. The Compensation Committee oversees the Company's overall compensation philosophy, policies and programs including the administration thereof, and assess whether the Company's philosophy establishes appropriate incentives for management and employees.

Among its duties and responsibilities, the Compensation Committee reviews and approves corporate goals and objectives relevant to the total compensation of the CEO in light of those goals and objectives, and sets compensation for other executive officers and employees at or above the level of VP based on those evaluations. Our Compensation Committee also administers and has discretionary authority over the issuance of equity awards under our equity incentive plans. The Compensation Committee has the authority to engage independent advisors, such as compensation consultants, to assist it in carrying out its responsibilities. The Compensation Committee engaged Pearl Meyer in 2021 to provide advice regarding the amount and form of executive and director compensation.

Philip H. O’Brien, Julie G. Ruehl, and Justin Shaw currently serve as members of our Compensation Committee. Each of Mr. O’Brien, Ms. Ruehl, and Mr. Shaw qualify as "independent" for purposes of Rule 10C-1 of the Exchange Act and under the NYSE listing standards.

Compensation Committee Interlocks

None of the members of our Compensation Committee has at any time during the prior 3 years been one of our officers or employees. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board or compensation committee of any entity that has one or more executive officers serving on our Board or Compensation Committee.

Nominating and Enterprise Risk Management Committee

Our Nominating Committee oversees all aspects of our risk management and corporate governance functions. The Nominating Committee makes recommendations to our Board regarding director candidates and assists our Board in determining its composition and committees.

The Nominating Committee, with the assistance of other Board committees for risk falling within their purview, also oversees major risks arising from the Company's activities and major risks impacting the Company's ability to achieve strategic objectives or opportunities to gain competitive advantage. The Nominating Committee also oversees the Company's crisis management framework and reviews and approves the adequacy of the Company’s risk management frameworks and processes, including oversight of the adequacy of the Company’s insurance coverage.

Jacqueline J. Hayes, Philip H. O’Brien, Andy Ruben, Justin Shaw and Quincy B. Troupe currently serve as members of our Nominating Committee and each qualify as "independent" under the NYSE listing standards.

Environmental, Social and Governance Committee

Our ESG Committee oversees the Company’s ESG strategies and initiatives, including the Company’s reporting on its ongoing commitment to diversity and inclusion, environmental, health and safety, social responsibility, governance, and other related matters and the Company’s satisfaction of its expected ongoing obligations as a public benefit corporation and a Certified B Corporation.

Jacqueline J. Hayes, Brian W. McGuigan, Rosemary L. Ripley, Andy Ruben and Quincy B. Troupe currently serve as members of our ESG Committee and each qualify as "independent" under the NYSE listing standards.

Director Compensation

During 2021 and prior to our IPO, our independent directors each received annual cash retainers of $40,000, payable quarterly, and an equity award of 20,000 RSUs, as adjusted to reflect the assumption of such RSUs by Zevia.

Director Compensation Program

In connection with our IPO, the Board adopted a director compensation program pursuant to which Ms. Hayes, Mr. Ruben, Ms. Ruehl, and Mr. Troupe, our non-employee directors, received the following compensation:

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Annual cash retainer of $40,000 for service on the Board;
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Annual committee chair cash retainers of $20,000 for the Audit Committee, $15,000 for the Compensation Committee, and $10,000 for each of the Nominating Committee and the ESG Committee;
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Annual committee membership cash retainers (for service other than as committee chair) of $10,000 for the Audit Committee, $7,500 for the Compensation Committee, and $5,000 for each of the Nominating Committee and the ESG Committee; and
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Annual equity grant of RSUs under the Company's 2021 Equity Incentive Plan with a value of approximately $85,000, subject to vesting on the earlier of the first anniversary of the date of grant or the next annual meeting of our stockholders.

The director compensation program also provides each director with reimbursement for reasonable travel and miscellaneous expenses incurred in attending meetings and activities of our Board and its committees.

Fiscal Year 2021 Director Compensation Table

The table below sets forth the compensation earned or paid to our directors during the fiscal year ended December 31, 2021 (the "2021 Fiscal Year"). Mr. Spence does not receive any additional compensation for his service on our Board. His compensation for the 2021 Fiscal Year is set forth in the Summary Compensation Table in the "Executive Compensation" section below. Our directors affiliated with White Pine, Inc., Caisse de dépôt et placement du Québec ("CDPQ"), NGEN Partners and Northwood Ventures do not receive any compensation for their service on our Board.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
James Gronowski (2)(3)	$10,000	$136,500	$146,500
Jacqueline J. Hayes	$47,500	$273,000	$320,500
Brian W. McGuigan	—	—	—
Philip H. O’Brien	—	—	—
Rosemary L. Ripley	—	—	—
Andrew "Andy" Ruben	$47,500	$273,000	$320,500
Julie G. Ruehl	$53,750	$273,000	$326,750
James Schiff (3)	—	—	—
Peter Schiff (3)	—	—	—
Justin Shaw	—	—	—
Amy E. Taylor (4)	$20,000	$273,000	$293,000
Quincy B. Troupe	$25,000	$280,000	$305,000

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(1)

Amounts in this column represent the grant date fair value of restricted stock units ("RSUs") granted to the applicable director in 2021, calculated in accordance with FASB Accounting Standards, Codification Topic 718 ("FASB ASC 718"). With exception of a portion of Mr. Troupe’s grant, which was made at the time of the IPO, at grant, each RSU represented the right to receive a Class C common unit in Zevia LLC following vesting; however, all outstanding RSUs were adjusted in connection with the IPO to provide that they will be settled in 2 Common Shares. For more information regarding the assumptions regarding these calculations, see Note 12 of the notes to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021. The following RSUs were outstanding as of December 31, 2021: Mr. Gronowski, 10,000 RSUs; Ms. Hayes, 20,000 RSUs; Mr. Ruben, 20,000 RSUs; Ms. Ruehl, 20,000 RSUs; Ms. Taylor, 100,000 RSUs; Mr. Troupe, 20,000 RSUs; and all other non-employee directors, 0 RSUs. These RSUs vested on the expiration of the lockup period following our IPO in January 2022 and are subject to deferred settlement in 1/3 increments on each of the first 3 anniversaries of the vesting date or, if earlier, the director's separation from service or a change of control.

(2)	As of December 31, 2021, Mr. Gronowski held 32,858 outstanding vested options.
(3)	These directors were members of the Zevia LLC board of directors prior to the IPO but were not appointed to the Board in connection with the IPO.
(4)

Ms. Taylor was appointed as President in June 2021. Following the commencement of employment with the Company, Ms. Taylor no longer received compensation for her service on our Board. The table reflects the compensation she received in 2021 for her non-employee director service. The compensation she received in 2021 for her service as an executive of the Company is disclosed in the "Certain Relationships and Related Person Transactions" section below. As of December 31, 2021, Ms. Taylor held 50,000 options, all of which were unvested.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and certain officers. The indemnification agreements require the Company to indemnify these directors and officers to the full extent permitted by Delaware law against any and all expenses (including advances of expenses), judgments, fines, penalties, and amounts paid in settlement incurred in connection with any claim against the indemnified person arising out of services as a director, officer, employee, trustee, agent, or fiduciary of the Company or for another entity at the request of the Company, and maintain directors and officers liability insurance coverage.

Service on Other Boards

Directors may not serve on more than 4 public company boards in addition to our Board. The CEO and directors who are executive officers of public companies may not serve on the board of more than 1 other public company, in addition to our Board.

Other Corporate Governance Practices and Policies

Director Attendance

The Board met 2 times during the year ended December 31, 2021. During 2021 and since our IPO in July 2021, each member of the Board attended at least 75% of the aggregate number of meetings of the Board and the committees on which he or she served during the period in which he or she was on the Board or committee, except Mr. Troupe, who joined the Board mid-year and missed only 2 meetings due to pre-existing commitments. Directors are expected to attend the annual meeting of stockholders absent unusual or extenuating circumstances. The 2022 Annual Meeting will be the Company's first annual meeting of stockholders as a public company.

Stockholder Communications

To enable the Company to speak with a single voice, as a general matter, senior management serves as the primary spokesperson for the Company and is responsible for communicating with various stakeholders, including stockholders, on behalf of the Company. Directors may participate in discussions with stockholders and other stakeholders on issues where board‐level involvement is appropriate. In addition, the Board oversees the Company’s stockholder engagement efforts, with assistance from its committees. Directors shall refer all inquiries from stockholders, investors, other stakeholders and the press to the CEO or designated members of the senior management team and shall not comment for attribution or background without first discussing such matter with the CEO.

Interested stakeholders and parties may communicate with the Board or an individual director by sending written correspondence to the Corporate Secretary at the address set forth on the first page of this Proxy Statement. The Corporate Secretary will review each communication and forward to the Board or the individual director, where appropriate.

Code of Business Conduct and Ethics

Our Board has adopted a Code of Business Conduct and Ethics ("Code of Conduct") that establishes the standards of ethical conduct applicable to all directors, officers and employees of the Company. The code addresses, among other things, conflicts of interest, compliance with disclosure controls and procedures and internal controls over financial reporting, corporate opportunities and confidentiality requirements, and environmental matters.

The Audit Committee is responsible for applying and interpreting our Code of Conduct in situations where questions are presented to it. We expect that any amendments to the Code of Conduct or any waivers of its requirements applicable to our principal executive, financial or accounting officer, or controller will be disclosed on our website at www.investors.zevia.com. Information contained on our website or linked therein or otherwise connected thereto does not constitute part of nor is it incorporated by reference into this Proxy Statement.

Anti-Hedging Policy

Under our Insider Trading Policy our employees, including our officers, directors and consultants, are prohibited from engaging in short-term or speculative transactions in Company securities, including (a) short-term trading (generally defined as selling Company securities within 6 months following a purchase); (b) short sales (selling Company securities they do not own); (c) transactions involving publicly traded options or other derivatives, such as trading in puts or calls with respect to Company securities; and (d) hedging transactions. Additionally, the Company prohibits its directors and Section 16 officers from pledging Company securities.

EXECUTIVE OFFICERS

Executive Officers

The following table sets forth certain information regarding our executive officers as of the date of this Proxy Statement. Our executive officers are appointed by and serve at the discretion of the Board, and each holds office until his or her successor is duly elected and qualified or until his or her earlier resignation or removal. No family relationship exists by or among our executive officers and directors.

Name	Age	Position

Padraic "Paddy" L. Spence*	54	Chair, Chief Executive Officer and Director
William "Bill" D. Beech	65	Senior Vice President and Chief Financial Officer
Amy E. Taylor*	50	President and Director
Lorna R. Simms	57	Senior Vice President, General Counsel and Corporate Secretary

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*	For biographical information, see "Proposal 1: Election of Directors" above.

Bill Beech. Mr. Beech has served as our Chief Financial Officer since the completion of our IPO. He has served as the Chief Financial Officer of Zevia LLC since January 2020 and was Vice President, Finance and Administration from May 2018 to January 2020. Prior to joining the Company, he served as a consultant to the Company from 2015 to 2018. His previous experience includes working as Senior Director at Alvarez and Marsal, a management consulting firm, from 2006 to 2014, and as Principal at REL Consultancy Group, a consulting firm from 2004 to 2006. From 1990 to 2004, Mr. Beech held several finance and operations management roles at Avery Dennison, a multinational manufacturing company. Prior to this, he was a senior consultant at PricewaterhouseCoopers, a professional services firm, from 1988 to 1990. He is a past president of Financial Executives International, Los Angeles Chapter. Mr. Beech earned his B.S. in Mechanical Engineering from Cornell University and his M.B.A. from the University of California, Los Angeles, Anderson School of Management.

Lorna R. Simms. Ms. Simms has served as our Senior Vice President, General Counsel and Corporate Secretary since May 2021. Prior to joining the Company, she served as Vice President, Associate General Counsel (Legal and Corporate Governance) and Corporate Secretary for The ODP Corporation, an office supply retail company that includes Office Depot and OfficeMax among its portfolio of brands, from March 2020 to May 2021, where she was responsible for legal and corporate governance matters, including regulatory compliance, commercial transactions, general corporate matters, corporate reorganizations, corporate policies, stock splits and subsidiary entity management. Prior to this role, Ms. Simms previously served as ODP’s Senior Director, Assistant General Counsel (Securities and Transactions) and Assistant Secretary from January 2018 to February 2020. Prior to joining ODP, Ms. Simms served as Vice President, Chief Securities Counsel and Corporate Secretary for the ADT Corporation, a security solutions company, from November 2012 to September 2016 and as Senior Counsel and Assistant Secretary at The Williams Companies, Inc., an energy company, from 2011 to 2012. During her tenure at ADT and Williams, in addition to the similar responsibilities listed above, she handled capital market transactions, commercial transactions and provided counsel and advice on business matters and other financings. Ms. Simms has previously served as in-house counsel at several other publicly traded companies and began her career in private practice at several New York law firms. Ms. Simms earned her B.A. in Economics and International Relations from Boston University and her J.D. from the New York University School of Law.

EXECUTIVE COMPENSATION

2021 Summary Compensation Table

The table below sets forth the annual compensation earned by or granted to the named executive officers (the "NEOs") during the fiscal years ended December 31, 2021 and December 31, 2020.

Name and Principal Position	Year	Salary ($)(1)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(3)	Total ($)
Padraic "Paddy" L. Spence	2021	$190,779.00	$2,730,000.00	—	$11,600.00	$2,932,379.00
Chair, Chief Executive Officer and Director	2020	$306,820.00	$24,603,989.00	$413,602.00	$1,160.00	$25,325,571.00
Harry "Hank" M. Margolis (4)	2021	$299,263.00	$2,047,500.00	—	$11,600.00	$2,358,363.00
Chief Operating Officer	2020	$281,076.00	$5,089,420.00	$295,451.00	$1,462.00	$5,667,409.00
Robert J. Gay	2021	$299,263.00	$2,047,500.00	—	$11,600.00	$2,358,363.00
Chief Strategy Officer and EVP, Sales & Marketing	2020	$281,076.00	$8,823,133.00	$295,464.00	$1,462.00	$9,401,135.00

______________________

(1)	For the 2021 Fiscal Year, includes payout of accrued but unused vacation as a result of a change in the Company’s vacation accrual policies.
(2)

For the 2021 Fiscal Year, amounts in this column represent the grant date fair value of RSUs granted to the applicable executive in 2021, calculated in accordance with FASB ASC 718. At grant, each RSU represented the right to receive 1 Class C common unit in Zevia LLC following vesting; however, all outstanding RSUs were adjusted in connection with the IPO to provide that they will be settled in 2 Common Shares. For more information regarding the assumptions used in these calculations, see Note 12 of the notes to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

(3)	Amounts in this column represent Zevia’s contributions under its 401(k) plan during the 2021 Fiscal Year for each NEO.
(4)	Mr. Margolis will retire from the Company effective June 24, 2022.

Narrative Disclosure to Summary Compensation Table

Base Salary

Each NEO’s base salary is a fixed component of compensation for performing specific job duties and functions and is established at a level commensurate with the NEO’s expertise, experience and tenure.

In June 2021, the Compensation Committee increased the base salaries for each of Messrs. Margolis and Gay from $284,076 to $292,598 in recognition of their respective performance and efforts in our IPO process. Effective as of July 1, 2021, Mr. Spence voluntarily agreed to reduce his annual base salary from $306,820 to $0.

2021 Annual Bonus

Each of our NEOs was initially eligible to participate in the Company’s annual bonus program for 2021; however, Mr. Spence voluntarily agreed to forgo participation in the annual bonus program for 2021 in connection with his agreement to reduce his annual base salary to $0.

At the beginning of 2021, the Compensation Committee established target bonuses for each of Messrs. Margolis and Gay, as well as the performance metrics applicable to the 2021 annual bonus program. However, based on company and individual performance, no bonuses were earned by the NEOs in 2021.

Long-Term Incentive Compensation

Prior to our IPO, the long-term incentive compensation awarded to our NEOs consisted of (i) options, (ii) restricted phantom units (which represented a right to receive cash based on the difference between the per unit grant price and the fair market value on the vesting date), and (ii) RSUs, in each case in Zevia LLC. In connection with our IPO, all outstanding awards were assumed by Zevia PBC, with options becoming exercisable for shares of Class A common stock of Zevia PBC on a 1-to-2 basis and RSUs becoming settleable in shares of Class A common stock on a 1-to-2 basis. Applicable exercise prices for outstanding options were similarly adjusted. In addition, the restricted phantom units were amended in July 2021 to settle in equity in lieu of cash, which following the IPO consisted of Class A common stock of Zevia PBC on a 1-to-2 basis. The long-term incentive awards described below and in the "Outstanding Equity Awards at 2021 Fiscal Year-End" table below reflect the foregoing assumption and adjustments.

In March 2021, as part of a broad-based employee equity grant to nearly all of our employees, we granted 200,000 RSUs to Mr. Spence and 150,000 RSUs to each of Messrs. Margolis and Gay under the Zevia 2020 Incentive Plan. These RSUs became fully vested on the termination of the IPO lockup period. These RSUs will be settled in 1/3 increments on the first 3 anniversaries of the vesting event or, if earlier, the NEO’s separation from service or a change of control. Delayed settlement of these vested RSUs helps to ensure continued alignment between our executives’ and stockholders’ experiences.

Also in March 2021, RSUs that were previously granted to our NEOs were amended to extend the applicable vesting period in the event of an initial public offering. As amended, such RSUs vest ratably in monthly installments over the 36-month period following the expiration of the applicable lockup period in connection with our IPO, with accelerated vesting upon a change of control, in each case, subject to the NEO’s continued service through the vesting date. This amended vesting schedule was approved to provide an additional retention incentive for our management team members.

Outstanding Equity Awards at 2021 Fiscal Year-End

The table below reflects information regarding outstanding options, phantom unit awards and RSUs held by the NEOs as of December 31, 2021.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested($)(5)
Padraic "Paddy" L. Spence
2019 Options (1)	164,710	65,000	$0.01	12/31/28
2019 Phantom Unit Awards (2)	—	120,000	$0.01	1/1/29
2020 RSUs (3)					2,200,000	$15,510,000
2021 RSUs (4)					200,000	$1,410,000
Harry "Hank" M. Margolis
2019 Options (1)	86,922	48,750	$0.01	12/31/28
2019 Phantom Unit Awards (2)	—	90,000	$0.01	1/1/29
2020 RSUs (3)					570,000	$4,018,500
2021 RSUs (4)					150,000	$1,057,500
Robert J. Gay
2019 Options (1)	123,534	48,750	$0.01	12/31/28
2019 Phantom Unit Awards (2)	—	90,000	$0.01	1/1/29
2020 RSUs (3)					700,000	$4,935,000
2021 RSUs (4)					150,000	$1,057,500

______________________

(1)

These options were granted in June 2019 and vested as to 1/4 on the first anniversary of the vesting commencement date of January 1, 2019, with the remaining options vesting in monthly installments over the 36-month period following such first anniversary, generally subject to the NEO’s continued employment through each vesting date.

(2)	These phantom unit awards were granted in June 2019 and vested in January 2022 on the date that was 6 months following our IPO and were settled in Class A common stock thereafter.
(3)

These RSUs were granted on August 31, 2020 and amended in March 2021 and will vest: (i) as to 100% of the RSUs upon a change of control or (ii) in monthly installments over the 36-month period following January 17, 2022, in each case, generally subject to the NEO’s continued service through each vesting date.

(4)

These RSUs were granted on March 17, 2021 and vested on the expiration of the lockup period following our IPO in January 2022. These RSUs are subject to deferred settlement in 1/3 increments on each of the first 3 anniversaries of the vesting date or, if earlier, the NEO’s separation from service or a change of control.

(5)	The amounts in this column are based on the closing price of our Class A common stock of $7.05 per share on December 31, 2021.

Additional Narrative Disclosure

Retirement Benefits

The Company has not maintained, and does not currently maintain, a defined benefit pension plan or any non-qualified deferred compensation plans. The Company sponsors the Zevia LLC 401(k) and Profit Sharing Plan (the "401(k) Plan"), in which all employees with at least 3 months of service are eligible to participate. During 2021, the Company made safe harbor matching contributions equal to 100% of the first 3% of an employee’s eligible compensation that is deferred and 50% of the next 2% of an employee’s eligible compensation that is deferred. All such contributions are fully vested.

Potential Payments Upon Termination or a Change in Control

Options

In June 2021, all outstanding options held by the NEOs were amended to provide for accelerated vesting upon a termination of the NEO’s employment with the Company (i) by the Company without "cause" (as defined in the Zevia LLC 2011 Unit Incentive Plan) or (ii) by the NEO for "good reason" (as defined in the amendment), in each case, on or within 18 months following the occurrence of a change in control. Our IPO was not considered a change in control for purposes of the unit options.

In addition, for Messrs. Margolis and Gay, the outstanding options were further amended in November 2021 to provide for accelerated vesting upon the NEO’s "retirement" on or after January 17, 2022. For purposes of this amendment, "retirement" generally includes a resignation after the NEO has reached age 50 with at least 10 years of company service, so long as the NEO provides at least 1 year advance notice of such retirement (or the Company waives such 1-year notice requirement).

RSUs

Under the terms of the RSUs originally granted in 2020, as amended in March 2021, upon a termination of the NEO’s employment with the Company (i) as a result of the NEO’s death or disability, (ii) by the Company without "cause" (as defined in the applicable award agreement) or (iii) by the NEO for "good reason" (as defined in the applicable award agreement), in each case, within 6 months prior to or at any time following the occurrence of a change of control or initial public offering, any unvested RSUs will fully accelerate. In addition, for Messrs. Margolis and Gay, the

RSUs originally granted in 2020 were further amended in November 2021 to provide for accelerated vesting upon the NEO’s “retirement” (as described above under "—Options") on or after January 17, 2022.

The RSUs granted in 2021 are subject to accelerated vesting upon the termination of the NEO’s employment with the Company as a result of death or disability, and any outstanding vested RSUs will settle upon the earlier of the NEO’s separation from service or a change in control event.

Phantom Unit Awards

Under the terms of the phantom unit awards granted in 2019, an NEO will only receive settlement of such award upon the first to occur of (i) the date that is 6 months following an initial public offering, (ii) the date of a change of control, or (iii) a liquidation of Zevia LLC, so long as such event occurs prior to January 1, 2029. These phantom unit awards vested on January 21, 2022 and were settled on February 10, 2022.

Severance Agreements

In connection with our IPO, we entered into severance agreements with our NEOs to provide certain protections in the event of qualifying terminations of employment. Upon an NEO’s termination of employment without cause or resignation for good reason, each NEO will be eligible to receive the following severance benefits, subject to the execution of a release of claims in favor of the Company: (i) 1 times the sum of the NEO’s base salary and target bonus for the year of such termination payable in accordance with the Company’s standard payroll practices over the 12-month period following such termination, (ii) a pro-rata annual bonus for the year of termination based on actual performance payable at the time bonuses are paid to other executives, (iii) any earned but unpaid annual bonus for the year prior to the year of termination payable at the time bonuses are paid to other executives, and (iv) partially subsidized COBRA premiums for the 12-month period following such termination.

If such qualifying termination occurs within the 18-month period following a change in control (which was not triggered by our IPO), the severance benefits will instead consist of: (i) 2 times the sum of the NEO’s base salary and target bonus for the year of such termination payable in a lump sum, (ii) a pro-rata annual bonus for the year of termination based on actual performance payable at the time bonuses are paid to other executives, (iii) any earned but unpaid annual bonus for the year prior to the year of termination payable at the time bonuses are paid to other executives, and (iv) partially subsidized COBRA premiums for the 24-month period following such termination.

The severance agreements subject receipt of the severance benefits to continued compliance with non-competition, non-solicitation, confidentiality, and other standard restrictive covenants.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets for information about our Class A common stock that may be issued under equity compensation plans as of December 31, 2021.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)(1)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)(2)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)(3)
Equity Compensation Plans Approved by Security Holders
2021 Equity Incentive Plan	203,300	$14.00	3,485,877
Equity Compensation Plans Not Approved by Security Holders
2020 Incentive Plan	1,961,500	—	—
2011 Unit Incentive Plan	1,223,693	$0.52	—
Restricted Phantom Unit Awards	2,422,644	$0.36	—
Restricted Stock Unit Awards	3,580,000	—	—
Total	9,391,137		—

______________________

(1)	This column reflects all RSUs, options and restricted phantom unit awards granted under the applicable plan and outstanding as of December 31, 2021.
(2)

This column reflects the weighted-average exercise price of options and restricted phantom unit awards granted under the applicable plan that were outstanding as of December 31, 2021. RSUs reflected in column (a) are not reflected in this column as they do not have an exercise price.

(3)

This column reflects the total Common Shares remaining available for issuance under the applicable plan as of December 31, 2021. No further shares remain available for issuance under the 2020 Incentive Plan or the 2011 Unit Incentive Plan, and no further shares may be awarded as restricted phantom unit awards or RSUs under the non-plan arrangements set forth in this table.

CERTAIN INFORMATION ABOUT OUR COMMON STOCK

Security Ownership of Certain Beneficial Owners and Management

The following table presents information concerning the beneficial ownership of the shares of our Class A common stock and Class B common stock as of April 10, 2022 by (1) each of our directors and NEOs, (2) each person known to us to beneficially own more than 5% of the outstanding shares of our Class A common stock and Class B common stock, and (3) all of our current directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power over securities, including options and restricted stock units that are currently exercisable or exercisable within 60 days of April 10, 2022. Common Shares issuable upon exercise of options or warrants currently exercisable or exercisable within 60 days of April 10, 2022, as well as shares of Class A common stock issuable upon exchange of shares of Class B common stock are deemed outstanding solely for purposes of calculating the beneficial ownership percentage of the beneficial owner thereof. Accordingly, the percentage of class and percentage of total voting power of some beneficial owners may be lower than the percentage of class and percentage of total voting power of some other beneficial owners for whom a higher number of shares beneficially owned is reported. Except in cases where community property laws apply or as indicated in the footnotes to this table, we believe that each stockholder identified in the table possesses sole voting and investment power over all Common Shares shown as beneficially owned by the stockholder. The information does not necessarily indicate beneficial ownership for any other purpose.

The percentage ownership information shown in the column titled "Beneficial Ownership Percentage" in the table below is based on 38,890,238 shares of Class A common stock outstanding and 28,142,350 shares of Class B common stock outstanding as of the date of this table.

Unless otherwise indicated, the address of each individual listed in this table is the Company’s address set forth on the first page of this Proxy Statement.

Name and Address of Beneficial Owner	Class A Common Stock	Class B Common Stock	Total Number	Total Voting Power
Greater Than 5% Stockholders
CDP Investissements Inc. (1)	22,022,092	—	22,022,092	32.85%
White Pine, Inc. (2)	—	7,555,938	7,555,938	11.27%
Entities affiliated with Northwood Ventures LLC (3)	—	5,346,552	5,346,552	7.98%
Entities affiliated with NGEN (4)	1,694,358	3,591,906	5,286,264	7.89%
NEOs and Directors of the Board
Padraic "Paddy" L. Spence (5)	645,273	1,440,808	2,086,081	3.10%
Harry "Hank" M. Margolis (6)	365,673	—	365,673	*
Robert J. Gay (7)	421,677	542,780	964,457	1.43%
Amy E. Taylor	100,000	—	100,000	*
Jacqueline J. Hayes	20,000	—	20,000	*
Brian W. McGuigan	1,160	—	1,160	*
Philip H. O'Brien	—	—	—	*
Rosemary L. Ripley	1,694,358	3,591,906	5,286,264	7.89%
Andrew "Andy" Ruben	20,000	—	20,000	*
Julie G. Ruehl	40,000	—	40,000	*
Justin Shaw	—	—	—	*
Quincy B. Troupe	20,000	—	20,000	*
All Current Executive Officers and Directors as a group (15 persons) (8)	3,510,649	5,612,852	9,123,546	13.48%
All D&Os and 5%+ Holders	25,532,786	18,515,342	44,048,128	65.07%

______________________

*	Less than 1%.
(1)

The beneficial ownership information regarding CDP Investissements Inc. ("CDP") is reported as of July 26, 2021, and was derived from a Schedule 13D filed with the SEC on August 5, 2021 that reported shared voting and investment power over 22,022,092 shares of Class A common stock. CDP is a wholly owned subsidiary of Caisse de dépôt et placement du Québec (“CDPQ”). As a result, CDPQ may be deemed to be the indirect beneficial owner of the shares held by CDP. Investment and voting decisions are made by an investment committee of CDPQ. The address of CDP and CDPQ is c/o Caisse de dépôt et placement du Québec, 1000, place Jean-Paul-Riopelle, Montréal (Québec) H2Z 2B3, Canada.

(2)

The beneficial ownership information regarding White Pine, Inc. is reported as of July 26, 2021, and was derived from a Schedule 13G filed with the SEC on September 3, 2021 that reported shared voting and investment power over 7,555,938 shares of Class B common stock. White Pine, Inc. is a wholly-owned subsidiary of Laird Norton Company, LLC (“Laird Norton”). As such, Laird Norton may be deemed to beneficially own the shares held by White Pine, Inc. Voting and investment decisions are made by the board of managers of Laird Norton. The address of White Pine, Inc. and Laird Norton is 801 2nd Ave, Suite 1700, Seattle, WA 98104.

(3)

The beneficial ownership information regarding Northwood (defined below) is reported as of July 26, 2021, and was derived from a Schedule 13G filed with the SEC on September 22, 2021 that reported (a) Northwood Ventures LLC's sole voting and dispositive power over 4,544,570 shares of Class B common stock and (b) Northwood Capital Partners LLC's (together with Northwood Ventures LLC, "Northwood") sole voting power and dispositive power over 801,982 shares of Class B common stock. Peter Schiff is the majority owner of Northwood and as such may be deemed to be the indirect beneficial owner of the shares held by Northwood. The address of Northwood and Peter Schiff is 11450 Dixie Highway, Suite 101, Hobe Sound, Florida 33455.

(4)

The beneficial ownership information regarding NGEN is reported as of July 26, 2021, and was derived from a Form 4 filed with the SEC on July 28, 2021. Consists of (a) 1,694,358 shares of Class A common stock and 872,648 shares of Class B common stock held by NGEN III LP ("NGEN III"); (b) 2,493,594 shares of Class B common stock held by NGEN Zevia SPV ("NGEN Zevia"); and (c) 225,664 shares of Class B common stock held by NGEN-Mantra Holdings LLC ("NGEN-Mantra"). Voting and investment power with respect to the Common Shares held by NGEN III, NGEN Zevia, and NGEN-Mantra (collectively, the "NGEN Entities") may be deemed to be shared by certain affiliated entities. NGEN Partners III, L.L.C. ("NGEN Partners III") is the general partner of NGEN III; NGEN Zevia SPV Managers LLC ("NGEN Zevia SPV") is the managing member of NGEN Zevia; and NGEN Mantra Management Holdings LLC ("NGEN Mantra Holdings") is the managing member of NGEN-Mantra. Rosemary Ripley is a member of NGEN Partners III, NGEN Zevia SPV, and NGEN Mantra Holdings, and in her capacity as such, may be deemed to exercise shared voting and investment power over the Common Shares owned by NGEN III, LP, NGEN Zevia, and NGEN-Mantra. Ms. Ripley disclaims beneficial ownership of such Common Shares except to the extent of her pecuniary interest therein. The address of each of the NGEN Entities is 733 Third Avenue, New York, New York 10017.

(5)

Consists of (a) 333,341 shares of Class A common stock held by Paddy Spence; (b) 37,162 shares of Class B common shares held by Green & Grand Trust I, with respect to which Mr. Spence has investment and voting control; (c) 37,162 shares of Class B common shares held by Green & Grand Trust II, with respect to which Mr. Spence has investment and voting control; (d) 371,618 shares of Class B common shares held by L&H Trust, with respect to which Mr. Spence has investment and voting control; (e) 994,866 shares of Class B common shares held by Spence Family Trust, with respect to which Mr. Spence has investment and voting control; (f) 189,710 shares of Class A common stock issuable upon the exercise of options currently exercisable or exercisable within 60 days of April 10, 2022; and 122,222 shares of Class A common stock issuable upon the vesting of restricted stock units within 60 days of April 10, 2022.

(6)

Consists of (a) 228,335 shares of Class A common stock held by Hank M. Margolis; (b) 105,672 shares of Class A common stock issuable upon the exercise of options currently exercisable or exercisable within 60 days of April 10, 2022, which are held by the Margolis Family, with respect to which Mr. Margolis has investment and voting control; and (c) 31,666 shares of Class A common stock issuable upon the vesting of restricted stock units within 60 days of April 10, 2022.

(7)

Consists of (a) 240,505 shares of Class A common stock held by Robert J. Gay; (b) 542,780 shares of Class B common shares held by the Robert Gay Trust, with respect to which Mr. Gay has investment and voting control; (c) 142,284 shares of Class A common stock issuable upon the exercise of options currently exercisable or exercisable within 60 days of April 10, 2022, which are held by the Robert Gay Trust, with respect to which Mr. Gay has investment and voting control; and (d) 38,888 shares of Class A common stock issuable upon the vesting of restricted stock units within 60 days of April 10, 2022.

(8)	Includes 30,403 shares of Class A commons stock issuable upon the exercise of options currently exercisable or exercisable within 60 days of April 10, 2022.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Related Person Transaction Policy

We have implemented a written policy pursuant to which the Audit Committee identifies, reviews and approves or ratifies transactions with our directors, officers and holders of more than 5% of our voting securities and their affiliates. For purposes of our policy, a related person transaction is any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) in which (1) the Company or any of its subsidiaries is a participant and (2) any Related Person has or will have a direct or indirect interest. A Related Person is any (1) person who is or was (since the beginning of the Company’s last completed fiscal year, even if they do not presently serve in that role) an executive officer, director or nominee for election as a director, (2) greater than 5% beneficial owner of the Company’s common stock or (3) immediate family member of any of the foregoing. Transactions involving compensation for services provided to us as an employee or director, among other limited exceptions, are deemed to have standing pre-approval by the Audit Committee but may be specifically reviewed if appropriate in light of the facts and circumstances.

Prior to approving any transaction with a related party, the Audit Committee will consider the material facts as to the related party’s relationship with us or interest in the transaction and either approve or disapprove of entry into the transaction. If advance review and approval of the transaction is not reasonably feasible, then the transaction will be reviewed and considered and, if the Audit Committee determines it to be appropriate and not inconsistent with the interests of the Company and its stockholders, ratified at the Audit Committee’s next regularly scheduled meeting. In addition, under our Code of Business Conduct and Ethics, our employees and directors have an affirmative responsibility to avoid activities that create or give the appearance of a conflict of interest, and directors and executive officers must consult and seek prior approval of potential conflicts of interest from the Audit Committee. In determining whether to approve or ratify transaction, the Audit Committee will take into account, among other factors it deems appropriate, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the Related Person’s interest in the transaction. The Audit Committee shall prohibit any transaction (including those deemed pre-approved by the Audit Committee under our policy) if it determines the transaction to be inconsistent with the interests of the Company and its stockholders.

Related Person Transactions

Other than compensation arrangements, including employment, termination of employment and change in control arrangements, with our directors and executive officers, including those discussed in the sections titled "Corporate Governance" and "Executive Compensation," the following is a description of certain relationships and transactions since January 1, 2020, or any currently proposed transactions, involving our directors, executive officers, beneficial holders of more than 5% of our capital stock, or entities affiliated with them.

Director and Executive Officer Compensation

In connection with her service as President beginning in June 2021, Ms. Taylor received total compensation as an executive of $1,903,114, which includes base salary, a signing bonus, an annual bonus for 2021, the grant date value of option and stock-based awards, and all other compensation.

OTHER MATTERS

Stockholder Proposals and Director Nominations for Next Year's Annual Meeting

Pursuant to Rule 14a-8 of the Exchange Act, stockholders who wish to submit proposals for inclusion in the proxy statement for the 2023 Annual Meeting of Stockholders must send such proposals to our Corporate Secretary at the address set forth on the first page of this Proxy Statement. Such proposals must be received by us as of the close of business (6:00 p.m. Pacific Time) on December 23, 2022.

As set forth in our Bylaws, if a stockholder intends to make a nomination for director election or present a proposal for other business (other than pursuant to Rule 14a-8 of the Exchange Act) at the 2023 Annual Meeting of Stockholders, the stockholder's notice must be received by our Corporate Secretary at the address set forth on the first page of this Proxy Statement no earlier than the 120th day and no later than the 90th day before the anniversary of the last annual meeting; provided, however, that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, the stockholder's notice must be delivered no later than the 10th day after the first public announcement of the date of such annual meeting by the Company. Therefore, unless the 2023 Annual Meeting of Stockholders is more than 30 days before or more than 60 days after the anniversary of the Annual Meeting, notice of proposed nominations or proposals (other than pursuant to Rule 14a-8 of the Exchange Act) must be received by our Corporate Secretary no earlier than February 2, 2023 and no later than the close of business (6:00 p.m. Pacific Time) on March 4, 2023.

In addition to satisfying the deadlines in the advance notice provisions of our Bylaws, a stockholder who intends to solicit proxies in support of nominees submitted under these advance notice provisions for the 2023 Annual Meeting of Stockholders must provide the notice required under Rule 14a-19 to the Corporate Secretary no later than the close of business (6:00 p.m. Pacific Time) on April 3, 2023.

Any stockholder proposal must be a proper matter for stockholder action and must comply either with Rule 14a-8 of the Exchange Act or the terms and conditions set forth in our Bylaws, as applicable.

SCAN TO VIEW MATERIALS & VOTE ZEVIA PBC 15821 VENTURA BLVD. SUITE 145 ENCINO, CALIFORNIA 91436 VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 PM ET on June 1, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 PM ET on June 1, 2022. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK IN AS FOLLOWS: D80595-P72464 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. ZEVIA PBC The Board of Directors recommends you vote FOR each of the nominees in Proposal 1 and FOR Proposal 2: 1. Election of Directors: To be elected for terms expiring in 2025. For Against Abstain Nominees: 1a. Andrew Ruben 1b. Padraic L. Spence 1c. Amy E. Taylor Abstain Against For 2. To ratify the appointment of Deloitte & Touche LLP as Zevia PBC's independent registered public accounting firm for the fiscal year ending December 31, 2022. NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. D80596-P72464 ZEVIA PBC Annual Meeting of Stockholders June 2, 2022, 9:00 AM PT This proxy is solicited on behalf of the Board of Directors of Zevia PBC The undersigned hereby appoint(s) Padraic L. Spence and Lorna R. Simms, and each of them, as Proxies, with the power to act without the other and to appoint his or her substitute, as proxies and attorneys-in-fact and hereby authorize(s) each of them to represent and to vote as designated on the reverse side of this ballot, all of the shares of capital stock of Zevia PBC held of record by the undersigned on April 12, 2022, at the Annual Meeting of Stockholders of Zevia PBC to be held on June 2, 2022, at 9:00 AM PT, at JW Marriott Santa Monica Le Merigot in Santa Monica, California, or any postponement or adjournment thereof, with all powers, which the undersigned would possess if present at the Annual Meeting. The undersigned hereby revoke(s) all proxies heretofore given by the undersigned to vote at the Annual Meeting and any adjournments or postponements thereof. THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE STOCKHOLDER(S) ON THE REVERSE SIDE OF THIS FORM. IF NO DIRECTION IS MADE, BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED "FOR" THE ELECTION OF ALL NOMINEES UNDER PROPOSAL 1 AND "FOR" PROPOSAL 2 AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY POSTPONEMENTS OR ADJOURNMENTS THEREOF. IN THE EVENT THAT ANY OF THE NOMINEES NAMED ON THE REVERSE SIDE OF THIS FORM ARE UNAVAILBLE FOR ELECTION OR UNABLE TO SERVE, THE SHARES REPRESENTED BY THIS PROXY MAY BE VOTED FOR A SUBSTITUTE NOMINEE SELECTED BY THE BOARD OF DIRECTORS. TO VOTE BY MAIL, MARK, SIGN AND DATE YOUR PROXY CARD AND RETURN IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE. Continued and to be signed on reverse side